Exhibit 5.1

July 1, 2022

Siyata Mobile Inc. 1001 Lenoir St Suite A-414 Montreal, QC H4C 2Z6	adilts@cassels.com tel : +1 778 372 7652 fax: +1 604 691 6120

Re:	Siyata Mobile Inc. – Registration Statement on Form S-8

We have acted as Canadian counsel for counsel to Siyata Mobile Inc., a corporation existing pursuant to the laws of Province of British Columbia (the “Corporation”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”) to be filed with the United States Securities and Exchange Commission (the “Commission”). The Registration Statement relates to 5,467,591 common shares of the Corporation (“Shares”), issuable pursuant to awards of rights to acquire stock options and restricted share units (collectively, “Awards”) granted under the Corporation’s Amended and Restated Equity Incentive Plan dated February 14, 2022 (the “Incentive Plan”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issue of the Shares.

In so acting, we have reviewed such matters of law and examined original, certified, conformed, or photographic copies of such other documents, records, agreements, and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed, or photographic copies, and the legal capacity of all natural persons. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials.

For purposes of this opinion, we have assumed the following:

(1)	the Shares that may be issued pursuant to the Incentive Plan will continue to be duly authorized on the dates of such issuance; and

(2)	on the date on which any Award is either exercised or redeemed, as applicable, such Award will have been duly executed, issued, and delivered by the Corporation and will constitute the legal, valid, and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

July 1, 2022

The opinions expressed herein are limited in all respects to the laws of the Province of British Columbia and the federal laws of the Canada applicable therein, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that when the Shares are issued upon the exercise or redemption of Awards granted pursuant to the Incentive Plan, as applicable, against payment therefor, as provided in the Incentive Plan, as applicable, such Shares will be validly issued, fully paid, and non-assessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein. This opinion is provided for use solely in connection with the filing of the Registration Statement and may not be furnished to or relied upon by any person or entity for any other purpose without our prior written consent.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Cassels Brock & Blackwell LLP /signed/ “Cassels Brock & Blackwell LLP”